Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-175734) pertaining to the Skullcandy, Inc. 2011 Incentive Award Plan, 2008 Equity Incentive Plan, and the Amended and Restated 2005 Stock Plan of our report dated March 13, 2013, with respect to the consolidated financial statements of Skullcandy, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Salt Lake City, Utah

March 13, 2013